EXHIBIT 99

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-44581 on Form S-8 of our report dated June 27, 2005, appearing in this Annual Report on Form 11-K of Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 27, 2005